UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2025 (January 13, 2025)

Blaize Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41139	86-2708752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4659 Golden Foothill Parkway, Suite 206 El Dorado Hills, California	95762
(Address of principal executive offices)	(Zip Code)

(916) 347-0050

Registrant’s telephone number, including area code

BurTech Acquisition Corp.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BZAI	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	BZAIW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K/A amends and restates in its entirety Item 4.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 17, 2025, solely to clarify certain reportable events as defined in Item 304(a)(1)(v) of Regulation S-K with respect to the consolidated financial statements of BurTech Acquisition Corp. and to filed a revised Letter from Marcum LLP to the Securities and Exchange Commission as Exhibit 16.1.

Item 4.01.	Changes in Registrant’s Certified Accountant.

On January 13, 2025, the Audit Committee approved the engagement of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements, effective following Marcum LLP, BurTech’s independent registered public accounting firm prior to the Business Combination, audit of BurTech’s financials statements for the year ended December 31, 2024. UHY served as the independent registered public accounting firm of Legacy Blaize prior to the Business Combination. Accordingly, Marcum LLP was informed that it would be replaced by UHY as the Company’s independent registered public accounting firm.

Marcum LLP’s report on the Company’s financial statements as of December 31, 2023 and for the period from March 2, 2021 (inception) through December 31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the inclusion of an explanatory paragraph in Marcum LLP’s report on the consolidated financial statements of BurTech as of December 31, 2023 and for the fiscal year ended December 31, 2023 as to substantial doubt about BurTech’s ability to continue as a going concern.

During the period from March 2, 2021 (inception) through December 31, 2023 and the subsequent period through September 30, 2024, there were no: (i) disagreements with Marcum LLP on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum LLP’s satisfaction would have caused Marcum LLP to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, other than that BurTech disclosed several material weaknesses in its internal control over financial reporting in its Annual Report on Form 10-K for the year ended December 31, 2023 and 2022 (the “Form 10-K”) related to its inadequate control for the withdrawal of funds from BurTech’s trust account and inadequate control for the accounting for Class A common stock of BurTech subject to possible redemption as of December 31, 2023. As disclosed in Item 9A to the Form 10-K, BurTech’s management concluded that as of December 31, 2023, BurTech’s disclosure controls and procedures were not effective due to the material weaknesses identified in internal control over financial reporting. These reportable events were discussed between the Audit Committee of BurTech’s board of directors of and Marcum.

During the year period from March 2, 2021 (inception) to December 31, 2023 and the interim period through September 30, 2024, the Company did not consult UHY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by UHY that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Marcum LLP with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from Marcum LLP is attached as Exhibit 16.1 to this Report.

Item 9.01.	Financial Statement and Exhibits.

(c)	Exhibits.

16.1	Letter from Marcum LLP to the Securities and Exchange Commission.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Blaize Holdings, Inc.

Date: February 7, 2025	By:	/s/ Dinakar Munagala
	Name:	Dinakar Munagala
	Title:	Chief Executive Officer